American Funds Retirement Income Portfolio Series 6455 Irvine Center Drive Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

WALTER R. BURKLEY, Executive Vice President and Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of American Funds Retirement Income Portfolio Series (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended October 31, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS RETIREMENT INCOME PORTFOLIO SERIES	AMERICAN FUNDS RETIREMENT INCOME PORTFOLIO SERIES

_/s/ Walter R. Burkley_____________________	__/s/ Gregory F. Niland_________________
Walter R. Burkley, Executive Vice President	Gregory F. Niland, Treasurer

Date: December 31, 2020	Date: December 31, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS RETIREMENT INCOME PORTFOLIO SERIES and will be retained by AMERICAN FUNDS RETIREMENT INCOME PORTFOLIO SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.